NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

XXXXXXXXXXXXXXXX
CUSIP NO. 54973 P 40 1

NUMBER

LUDWIG ENTERPRISES, INC.

SHARES

AUTHORIZED COMMON STOCK: 75,000,000 SHARES
PAR VALUE: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of Ludwig Enterprises, Inc. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

LUDWIG ENTERPRISES, INC.
CORPORATE
Seal
NEVADA

PRESIDENT

Countersigned:
Standard Registrar & Transfer Company, Inc.
12528 South 1840 East
Draper, Utah 84020

By____________________
Authorized Signature